    As filed with the Securities and Exchange Commission on November 21, 1997.
                                               Registration No. ________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549

                                 -------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                 -------------------

                                SILICON GRAPHICS, INC.
                (Exact name of registrant as specified in its charter)

         Delaware                                     94-2789662
    (State or Other Jurisdiction of                (I.R.S. Employer
    Incorporation or Organization)               Identification Number)

         2011 North Shoreline Boulevard, Mountain View, California 94043-1389
                (Address of principal executive offices and zip code)

                                 -------------------

                         1993 LONG-TERM INCENTIVE STOCK PLAN
                               (Full title of the plan)

                                 -------------------

                                   JOHN L. SULLIVAN
                          Vice President and General Counsel
                                SILICON GRAPHICS, INC.
                            2011 North Shoreline Boulevard
                         Mountain View, California 94043-1389
                                    (415) 960-1980
              (Name, address and telephone number of agent for service)

                                 -------------------

                           Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Title of Securities to   Amount to be            Proposed maximum             Proposed maximum               Amount of
  be registered         registered (1)      offering price per unit (2)   aggregate offering price      registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock,              6,266,172                  $13.44                   $84,217,352                 $25,520.41
$0.001 par value             shares
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Excludes shares reserved under the 1993 Long-Term Incentive Stock Plan which were registered previously on a Registration Statement on Form S-8 (Nos. 033-51275, 033-58017, 333-01211 and 333-08651).

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange as of November __, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed by Silicon Graphics, Inc. (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Company's Annual Report on Form 10-K and amendment thereto on Form 10-K/A for the fiscal year ended June 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed pursuant to Section 13 of the Exchange Act.

         (c) The Company's Current Reports on Form 8-K dated August 7, 1997, October 6, 1997, October 10, 1997, October 31, 1997 and November 17, 1997, pursuant to Section 13(a) of the Exchange Act.

         (d) The description of the Company's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-B filed March 16, 1990 pursuant to Section 12 of the Exchange Act.

         (e) The description of the Company's Preferred Shares Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended on Form 8-A/A, filed November 1, 1995, pursuant to
              Section 12(b) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1993, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances.
Article VI of the Bylaws of the Company provides for indemnification of certain agents to the maximum extent permitted by the

Delaware General Corporation Law. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

         In addition, the Company has entered into contractual agreements with each director and certain officers designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.

         The following Exhibits are filed as part of, or incorporated by reference into, this Registration Statement:

         4.1* 1993 Long-Term Incentive Stock Plan and form of stock option agreement.

         5.1 Opinion of counsel as to legality of securities being registered.

         23.1   Consent of Ernst & Young LLP, Independent Auditors (see page
                II-7).

         23.2   Consent of Counsel (contained in Exhibit 5.1).

         24.1   Power of Attorney (see page II-5).
         _______________
         * Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, filed pursuant to Section 13 of the Exchange Act.

Item 9.  UNDERTAKINGS

         A.   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Silicon Graphics, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on November 21, 1997.

                                  SILICON GRAPHICS, INC.



                                  By:  /s/ Edward R. McCracken
                                       ------------------------------
                                       Edward R. McCracken
                                       Chairman and Chief Executive
                                       Officer

                                  POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward R. McCracken and William M. Kelly jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                               Title                        Date
 ------------------------------------    ---------------------------------   ------------------
     /s/  Edward R. McCracken            Chairman of the Board and Chief     November 21, 1997
 ----------------------------------      Executive Officer
          Edward R. McCracken            (Principal Executive Officer)


     /s/  Robert R. Bishop               Chairman of the Board, Silicon      November 21, 1997
 ----------------------------------      Graphics World Trade Corporation
          Robert R. Bishop               and Director


     /s/  William M. Kelly               Senior Vice President, Corporate    November 21, 1997
 ----------------------------------      Operations (Principal Financial
          William M. Kelly               Officer)


     /s/  Dennis P. McBride              Senior Vice President,              November 21, 1997
 ----------------------------------      (Principal Accounting Officer)
          Dennis P. McBride


     /s/  Allen F. Jacobson              Director                            November 21, 1997
 ----------------------------------
          Allen F. Jacobson


     /s/  C. Richard Kramlich            Director                            November 21, 1997
 ----------------------------------
          C. Richard Kramlich


     /s/  Robert A. Lutz                 Director                            November 21, 1997
 ----------------------------------
          Robert A. Lutz

                                    II-5

               Signature                               Title                        Date
               ----------                              -----                        -----

     /s/  James A. McDivitt               Director                           November 21, 1997
 ------------------------------------
          James A. McDivitt


     /s/  Lucille Shapiro                 Director                           November 21, 1997
 ------------------------------------
          Lucille Shapiro


     /s/  Robert B. Shapiro               Director                           November 21, 1997
 ------------------------------------
          Robert B. Shapiro


     /s/  James G. Treybig                Director                           November 21, 1997
 ------------------------------------
          James G. Treybig



                  Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Long-Term Incentive Stock Plan of Silicon Graphics, Inc. of our report dated July 18, 1997 with respect to the consolidated financial statements and schedule of Silicon Graphics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                  ERNST & YOUNG LLP

Palo Alto, California
November 21, 1997

                                  INDEX TO EXHIBITS


Exhibit No.   Description
-----------   -----------

4.1* 1993 Long-Term Incentive Stock Plan and form of stock option agreement.

5.1           Opinion of counsel as to legality of securities being registered.

23.1          Consent of Ernst & Young LLP, Independent Auditors (see page
              II-7)

23.2          Consent of Counsel (contained in Exhibit 5.1)

24.1          Power of Attorney (see page (II-5)

_________________
* Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.